F LED
	for	ARTICLES OF INCORPORATION
	Of
		OF
STATEOFNEVADA
			Clear Water Mining, Inc.
	FEB 10 1997	The UNDERSIGNED. to form & corporation under
			chapter 78
C271497
	of the Nevada Revised Statutes, Certify:

	1. NAME;	The name of this corporation is;

	Clear Water Mining, Inc.

11. RESIDENT AGENT: The name and address of the
12. corporation's initial resident agent is:

	RITE.  INC. with address at:
1905 S. Eastern Ave., Las Vegas, NV.
The Corporation may also maintain an office or offices
 at such other places within or outside of the state of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted and meetings of Directors and stockholders held outside the state of Nevada the same as in the state of Nevada.

III. PURPOSE: The nature of the business or object or purposes proposed to be transacted, promoted or carried on by the Corporation is to engage in any lawful practice or activity.

IV. CAPITAL STOCK: The total authorized capital stock of the Corporation shall be:

50,000,000	shares of Common stock,$0.001	par value.

V.	The Corporation is to have perpetual existence.

VI.	LIABILITY:	This Corporation contains
Provisions eliminating or limiting personal liability of a director. officer or stockholders for damages for breach of fiduciary duty but does not eliminate or limit the liability of a director, officer or stockholders for:

(a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law.

(b) The payment of dividends in violation of NRS 78.300.

		IX.	INCORPORATOR:	The name and address of the incorporator(s)
of this corporation in as follows:

Dolores J. Passaretti, 1905 S. Eastern Ave., Las Vegas, NY 89104

	IN WITNESS WHEREOF, The incorporator does set his/her hand this 10th day of February, 1997

	Dolores J. Passaretti


	STATE Nevada	) Ss
	C0UNTY Clark	)

On this 10th day of February19 97 the undersigned personally appeared before me, a Notary Public, in and for said
County and State.

Dolores J. Passaretti

Known to be the persons described in and who executed the foregoing instrument, who acknowledged to we that they executed the some freely and voluntarily and for the uses and purposes mentioned.

IN WITNESS WHEREOF,
	I have hereunto set my hand
and affixed my official seal this	10th	day of	February_ 19 - 97.

Notary Public

NOTAW PUBLIC
STATE OF NEVADA
	County of Clark

NOAL D. FARMER

My Commission Expires July 8, 2000




	VII.	RESIDENT AGENT:
(Corp.)	Clear Water Mining, Inc.
I	RITE. INC,	hereby certify that on
the	10th	day of	February
1997 I accepted the appointment as Resident
 Agent of the above entitled
Corporation in accordance with Sec. 78.090, NRS 1957.
Furthermore, that the registered office in this state is located at:
(address/city/COUNTY/state/zip)

1905 S. Eastern Ave., Las Vegas, Clark, Nevada 89104

In the matter of:

IN WITNESS WHEREOF,

I have hereunto set my hand this	10th
day of February 1997.

Resident  Agent



VIII. DIRECTORS: The governing board of the corporation
 Shall consist of one or more, with the exact number to
 be fixed by the By-laws of the Corporation, provided
the number so fixed by the By-laws may be increased or
 decreased from time to time. Directors of the Corporation
 need not be stockholders provided by NRS 78.115. The names
and addresses of the first Board of Directors of the Corporation which
are; (number of Directors)	Three
(Name/address/city/3tate/zip)

(1) Gulftermo lbarra Valencia, Calle Isalco, #1003,
	Fraccronamlento Panaramico
	Chihuahua,Mexico 31140
(2) Fidel Gonzalez, Felix Sorra y Coahuita, #173, Altos Dos Desocho 2
	Colonra Centro, Hermosmo, Sonora, Mexico 333M
(3)	Antal (Tony) Markus, 11644 Seymour_Rd., Winfield, B.C., Canada V4V IX9
(4)

The Directors shall have the power to make and alter the By-laws of the Corporation. By-laws so made can be altered, amended or repealed by the Directors and shareholders at any meeting called and held for the purpose


	VII.	RESIDENT AGENT:
(Corp.)	Clear Water Mining, Inc.
I	RITE. INC,	hereby certify that on
The 10th day ofFebruary	19 97 .
I accepted the appointment as Resident Agent of the above entitled

Corporation in accordance with Sec. 78.090, NRS 1957.Furthermore,

In the matter of:

that the registered office in this state is located at:
(address/city/COUNTY/state/zip)
	1905 S. Eastern Ave., Las Vegas, Clark, Nevada $9104

	IN WITNESS WHEREOF,
	I have hereunto set my hand this 10th day of 	February

19 97.

Resident Agent

VIII. DIRECTORS: The governing board of
IX. the corporation shall
consist of one or more, with the exact number to
 be fixed by the By-laws of the Corporation,
provided the number so fixed by the By-laws may be increased or decreased from time to time. Directors of the
Corporation need not be stockholders provided by NRS 78.115.
The names and addresses of the first Board of Directors of the
Corporation which are; (number of Directors)	Three
(Name/address/city/state/zip)

(1) _Guillermo lbarra Valencia, Calle Isalco, 11003,
Fraccronamiento Panaramico
           Chihuahua, Chih,Mexico 31140
(2) Fidel Gonzalez, Felix Sorra y Coahuita, #173, Altos Dos Deselcho 2
            Colonra Centro, Hermosillo, Sonora, Mexico 93000
(3)	Antal (Tony) Markus, 11644 Seymour_Rd., Winfield, B.C., Canada V4V IX9

(4)

The Directors shall have the power to make and alter the By-laws of the Corporation. By-laws so made can be altered, amended or repealed by the Directors and shareholders at any meeting called and held for the purpose



STATE OF NEVADA Seretary of Staeo
I hereby certify that this Is a true and complete COPY of the Document as filed in this office.

FEB 10 97

Dean Heller
Secretary of Stateili
1.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(Before Payment of c3piti, or lssu3nce of stock,	Filed by:

FILED  Dolores J. PASSARETTI 	--2nd---
	IN THE OFFICE OF THE      incorporator or director
	name of incorporator or director
 .SECRETARY OF STATE OF THE
STATE OF NEVADA
		certify that:
	APR 03 1997
1 . They constitute at LEAST two-thirds of the original incorporators or of the directors of Clear Water Mining, Inc., a Nevada Corporation

	2. The original Articles were filed in the Office of the Secretary of State on_ FEBRUARY
	10th, 1997

3. As of the date of this certificate. no stock of the corporation has been issued.

4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

Article		I 	-is amended to read as follows:

Clear Water Mining Co.

State of -NEVADA,
SS.

County of CLARK

On APRIL3, 1997 personally appeared before me, a Notary Public

DOLORES J. PASSARETTT, who acknowledged that they executed the above instrument


STATEOFNEVADA
	County of Clark
NOALD.FARMER
My Commission expires. July 0. 2000...




FILED
In the office of the
Secretary of State
STATE OF NEVADA

MAR 111999 	Articles of Incorporation
	for
21 ST CENTURY SOFTWARE SOLUTIONS9 INC.

Know all men by these presents:

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78. 010 to

Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

1. The name of the corpot-4tion is Z IST CENTURY SOFTWARE SOLUTIONS, INC.

2. Offices for the transaction of any business of the corporation, and where meetings of the board of

Directors and Stockholders may be held, may be established and maintained in any part of the State of

Nevada, or in any other state, territory, or possession of the United States.

3.	The nature of the business is to engage in any lawful activity.

4.	The capital stock shall consist of;

25,000,000 shares of common stock, SO.001 par value.

5.	The members of the governing board of the corporation
shall be styled directors, of which there shall be one or more, with the exact number to be fixed by the by-laws of the corporation, provided the number so fixed by the by-laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders. The FIRST J30ARD OF DIRECTORS shall consist of TWO director(s) and the names and addresses are as follows:

(1) ERWIN LIEM, 243-Z496 EAST HASTINGS ST., VANCOUVER B.C. CANADA VSK I Z I

(2) EDWARD S. GALLAGHER, 9311-163 A ST.. SUREEY, B.C. CANADA, V4N 3C6

(3)

6.	This corporation shall have perpetual existence.

7.	This corporation shall have a President, Secretary. a treasurer, and a resident agent, to be chosen by the

Board of Directors. Any person may hold two or more offices.

8. The Resident Agent of this corporation shall be:

RITE, INC., 1905 S. Eastern Ave., Las Vegas, NV 89104

9.	The stock of this corporation, after the fixed consideration thereof has been paid or performed, shall not

be subject to assessment, and no individual stockholder shall be liable for the debts and liabilities of the

Corporation. The Articles of Incorporation shall never be amended as to the aforesaid provisions.


I,

10. No Director or Officer of this Corporation shall be personally liable to the Corporation or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section

78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

SIGNATURE OF INCORPORA TOR:

FOR

21 ST CENTURY SOFTWARE SOLUTIONS, INC.

I, the undersigned, being the incorporator for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this _9th day of  March 1999
signature
Dolores J. Passaretti, ~9105 S. Eastern Ave., Las Vegas, NV 89104

State of Nevada )
	)SS
County of Clark )

On the 9th day of Marhc 1999 personally know to me to be the person whose names are subscribed to the Attached document and acknowledged to me that they executed the same in their authorized capacity.

Signature

My Commission Expires Aug. 2,2001

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
SARAH LAMBERT